Exhibit 10.25

CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT NO. 3 TO THE

COLLABORATIVE RESEARCH, LICENSE &

COMMERCIALIZATION AGREEMENT

THIS AMENDMENT NO. 3 to the Collaborative Research, License & Commercialization Agreement (“Amendment No. 3”), effective as of December 21, 2009 (“Effective Date”) is by and between Eli Lilly and Company, operating through its Elanco Animal Health division, 2001 W. Main Street, Greenfield, Indiana 46140 (“Elanco”) and Ambrx, Inc., 10975 North Torrey Pines Road, La Jolla, CA 92037 (“Ambrx”) (Elanco, together with Ambrx, the “Parties”).

WHEREAS, the Parties have entered into that certain Collaborative Research, License & Commercialization Agreement, effective as of January 18, 2007, as previously modified by Amendments No. 1 and No. 2 (together with Amendments hereinafter referred to as the “Original Agreement”); and

WHEREAS, the Parties desire to further amend the Original Agreement as set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants set forth in this Amendment No. 3, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Section 1.9. Design & Development Program. The term of the Design & Development Program shall hereby be extended until January 18, 2011 (“Extended Design & Development Program”).

2.

Section 1.11. Elanco Compound. The Parties have agreed to replace [***] with [***] as the fourth Elanco Compound under the Original Agreement. With respect to [***], this Amendment No. 3 shall be deemed to satisfy the requirements of Section 2.3(c) of the Original Agreement, and as such all rights granted to Elanco under the Original Agreement to [***] revert to Ambrx

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according to Section 2.3(c) of the Original Agreement. Elanco shall have the right under this Amendment No. 3 to nominate up to two (2) additional Elanco Compounds to the Extended D&DP. Once Ambrx has received both the Upfront and Target Loading Payments as described below, Elanco shall have exclusive rights to these Elanco Compounds as defined in the Original Agreement. Elanco can nominate for consideration as Elanco Compounds the following targets:

•	Elanco Compound #1: [***]

•	Elanco Compound #2: [***]

3.	Section 5.1. Consideration. Elanco shall pay to Ambrx within thirty (30) days following the Effective Date of this Amendment No. 3, an upfront payment in the amount of [***].

A.	Section 1.17. FTE Rate. During the term of the Extended Design & Development Program, Elanco shall reimburse Ambrx on a Full Time Equivalent (FTE) basis for Ambrx scientists working on the Extended Design & Development Program. With respect only to the three (3) FTE’s for 2010 set forth in Section 4.9 of this Amendment No. 3, the FTE Rate, as defined in Section 1.17 of the Original Agreement, will be a fixed rate of [***] per FTE and will not be indexed as provided in Section 1.17 of the Original Agreement. Any FTE’s in addition to the three (3) FTE’s referred to in this Paragraph 3A and Paragraph 4 of this Amendment No. 3 shall be subject to the FTE Rate set forth in Section 1.17 of the Original Agreement. During the Extended Design & Development Program, Section 4.9(e) of the twice-amended Agreement is replaced with the following language: “Elanco commits to fund three (3) Ambrx employees. Should development for any of the new Products be discontinued or delayed due to lack of scientific progress on the Design & Development Program, these committed headcount numbers may be reduced accordingly upon approval of the Steering Committee.”

4.	Section 4.9 (e). Product Development Conducted by Ambrx. During the Extended Design & Development Program, Section 4.9(e) shall be replaced with the following language: “Elanco commits to fund three (3) Ambrx employees. Should development for any of the new Products be discontinued or delayed due to lack of scientific progress on the Extended

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Design & Development Program, these committed headcount numbers may be reduced accordingly upon approval of the Steering Committee.”

5.	Ambrx Right to Share Data. In connection with partnering or corporate finance discussion with Third Parties, Ambrx shall have the right to disclose information related to vaccines and alternative polymers. Such disclosure is permitted as long as the Third Parties have entered into a confidentiality agreement with Ambrx prior to dissemination of information, and the terms the confidentiality agreement are consistent with the confidentiality provision set forth in Article 8 of the Original Agreement. Ambrx shall not disclose that such data was generated to enable the development and commercialization of products within the animal health field.

6.	Research Plan. Elanco and Ambrx agree that within forty five (45) days after the Effective Date of this Amendment No. 3, or fifteen (15) days after the next JSC meeting following the Effective Date of this Amendment No. 3, whichever is later, a mutually agreed to written research plan for [***], [***] and [***] shall be made part of the Original Agreement by amendment thereto.

7.	No Other Amendments. Except as specifically modified herein, the Original Agreement shall remain in full force and effect.

8.	Applicable Law. This Amendment No. 3 shall be governed in all respects by the laws of the State of Indiana, excluding its rules on conflicts of laws.

9.	Counterparts. This Amendment No. 3 may be executed in any number of counterparts, each of which shall be an original, but all of which, when taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto executed this Amendment No. 3 as of the Effective Date.

ELI LILLY AND COMPANY		AMBRX, INC.

By:	/s/ William Weldon	By:	/s/ John W. Wallan III

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Name:	William Weldon	Name:	John W. Wallan III

Title:	Senior Director Global	Title:	Vice President, IP,

	Research and Development		Corporate and Legal

Date:	January 1, 2009	Date:	December 21, 2009